UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 9, 2013

Gladstone Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbrach Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2013,David Watson resigned as the Chief Financial Officer of Gladstone Capital Corporation (the "Company") and the board of directors accepted his resignation and appointed Melissa Morrison, the Company’s current Chief Accounting Officer, as Chief Financial Officer. Mr. Watson will remain in his position as the Company’s Treasurer and will continue to serve as the Chief Financial Officer and Treasurer for Gladstone Investment Corporation, an affiliate of the Company.
Ms. Morrison, age 39, has served as the Company’s Chief Accounting Officer since November 2011. From September 2007 to September 2011, Ms. Morrison provided accounting and finance services in various positions, including U.S. Controller, at Tandberg, Inc., which was acquired by Cisco Systems, Inc. in April 2010. Prior to September 2007, Ms. Morrison worked at PRA International, Inc. and Ericsson NetQual Inc. in accounting manager and assistant controller positions, respectively.
The Company does not pay cash compensation or provide other benefits directly to Ms. Morrison or to any of its other executive officers. Ms. Morrison is an employee of Gladstone Administration, LLC (the "Administrator"), which is compensated for the services it provides to the Company pursuant to the terms of an administration agreement between the Company and the Administrator (the "Administration Agreement"). Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, the Company’s allocable portion of the salary and bonus ("Salary Expenses") of Ms. Morrison. Based on the March 31, 2013 proportion of expense reimbursement due to the Administrator under the Administration Agreement, the Company expects that its allocable portion of Ms. Morrison’s annualized Salary Expenses will be approximately $45,153 [and does not expect its allocable portion to significantly change as Ms. Morrison takes on her new role as Chief Financial Officer of the Company].

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

April 10, 2013	By:	/s/David Gladstone

Name: David Gladstone
Title: Chairman, Chief Executive Officer and President